Le 10 mai 2006

Ressources Strateco Inc.
1225, rue Gay-Lussac
Boucherville (Québec)
J4B 7K1

Compétence de Monsieur Guy Hébert, président

Objet :

Vente par Ressources Strateco Inc. (Strateco) à Ressources Cadiscor Inc. (Cadiscor) des propriétés Discovery et Montbray

Messieurs,

Nous comprenons que Strateco détient la totalité des droits de propriété indivis dans la propriété Montbray et qu’aux termes d’une convention de vente datée le 15 février 2006 entre Strateco et GéoNova Exploration inc., dont un exemplaire est jointe à la présente convention en Annexe A (la « Convention GéoNova ») Strateco détient la totalité des droits de propriété indivis dans la propriété Discovery (y compris toutes les installations et équipements les desservant), lesquelles sont désignés ci-après collectivement les Propriétés et sont décrites plus en détails à l’Annexe B des présentes.

Sur la foi des énoncés ci-dessus, des représentations et garanties contenues aux présentes et sous réserve des termes et conditions ci-après, Cadiscor offre par les présentes d'acquérir les Propriétés de Strateco.

1.

Achat/Vente

1.1

Sous réserve des termes et conditions énoncés ci-après, Strateco accepte de vendre, céder et transférer à Cadiscor et Cadiscor accepte d'acquérir de Strateco, à la Date de Clôture (telle que définie ci-après), tous les droits, titres et intérêts de Strateco dans les Propriétés, ainsi que les obligations y afférentes, pour une contrepartie totale de 4 700 172 $ payable selon les modalités stipulées à l’article 1.2 ci-après.

1.2

En contrepartie de l’acquisition des Propriétés, Cadiscor

1.2.1

émettra et livrera à la Date de Clôture à Strateco 20 000 000 d’actions de son capital-actions auxquelles une valeur globale de 3 200 172 $ est attribuée (soit environ 0,16 $ par action);

1.2.2

prendra en charge à compter de la Date de Clôture la balance du prix de vente payable par Strateco aux termes de la  Convention GeoNovasoit

(i)

le paiement à GéoNova d’un montant de 275 000 $ au plus tard le 30 août 2006;

(ii)

l’émission à GéoNova d’actions ordinaires de Cadiscor pour une valeur de 1 000 000 $, lesquelles actions devront être qualifiées par un prospectus ou le paiement en espèces dudit montant de 1 000 000 $, au plus tard le 30 août 2006;

(iii)

le prise en charge de la redevance de 2% NSR au bénéfice de GéoNova et rachetable au montant de 1 000 000 $ tel que stipulé à la Convention GéoNova;

(iv)

la prise en charge  des redevances à des tierces parties décrites à l’Annexe D de la Convention  GéoNova.

1.2.3

remboursera à Strateco à la Date de Clôture les sommes payées par Strateco aux termes de la Convention GeoNova, particulièrement sans limiter la généralité de ce qui précède, le montant de 25 000 $ payé à GéoNova le 13 février 2006 et le montant de 200 000 $, représentant un versement sur le prix de vente à GéoNova exigible le 30 mai 2006 et assumera les autres obligations prévues à la convention GéoNova.

1.3

Strateco et Cadiscor conviennent et s’engagent conjointement à effectuer un choix relatif à la vente visée par la présente conforme aux dispositions de l’article 85 de la Loi de l’impôt sur le revenu (Canada) et de l’article 518 de la Loi sur les impôts (Québec).  À cette fin, les parties s’engagent à compléter et à déposer auprès des autorités compétentes, dans les délais prescrits, les formulaires requis.  La somme convenue pour les fins du choix mentionné ci-dessus est fixé à 4 700 172 $.

1.4

Cadiscor assumera et paiera les droits de mutation (si applicables), les taxes provinciales et fédérales de vente et toutes autres taxes, droits et charges semblables découlant de l'achat et du transfert des Propriétés.

2.

Conditions préalables

Cadiscor et Strateco conviennent que ni Cadiscor ni Strateco ne sera tenue de compléter la transaction à moins que :

2.1

Strateco n’ait obtenu toutes les autorisations et approbations requises tel qu’énoncé dans la circulaire de sollicitation de procurations de Strateco datée du 10 mai 2006 (la Circulaire);

2.2

Cadiscor n’ait complété un premier appel public à l’épargne par voie de prospectus; et

2.3

les actions de Cadiscor n’aient été inscrites à la cote de la Bourse de Croissance TSX.

[MTL_LAW\985685\2]

3.

Clôture

La clôture de l'acquisition des Propriétés aura lieu dans les jours suivant la date à laquelle toutes les conditions préalables auront été satisfaites mais au plus tard le 30 août 2006 ou à toute autre date convenue entre les parties (la Date de Clôture).  L'heure et le lieu de la clôture seront convenus par les parties. À défaut de réaliser les conditions préalables, les parties seront remises dans l’état où elles se trouvaient avant la signature des présentes.

4.

Période intérimaire

Sous réserve des modalités et de l'accomplissement des conditions de la présente, le transfert effectif des Propriétés aura lieu à la Date de Clôture.  À compter de la date de l'acceptation des présentes jusqu'à la Date de Clôture, Strateco continuera à gérer et à exploiter les Propriétés dans le cours normal de ses affaires.

5.

Assumation des obligations

À compter de la Date de Clôture, Cadiscor  prendra à sa charge et assumera toutes les dettes, obligations, responsabilités et engagements de Strateco, y compris sans limiter la généralité de ce qui précède, les obligations environnementales, fiscales et autres, relativement aux Propriétés.

6.

Représentations et garanties de Strateco

Strateco représente et garantit ce qui suit à Cadiscor et reconnaît que chacune des représentations et garanties qui suivent constituent pour Cadiscor une condition essentielle à la présente convention sans laquelle Cadiscor  n'aurait pas contracté :

6.1

Strateco est une société dûment constituée, organisée et en existence en vertu de la Loi canadienne sur les sociétés par actions;  elle a les pouvoirs généraux nécessaires pour posséder les Propriétés et est autorisée à conduire ses affaires en toute légalité et elle est dûment autorisée à faire affaires au Québec.

6.2

Strateco a la capacité requise pour conclure la présente convention, et pour exécuter les obligations qui en découlent; toutes les formalités corporatives requises ont été accomplies par les administrateurs de Strateco afin de permettre la conclusion de la présente convention, laquelle constitue une obligation légale et valide de Strateco, exécutoire conformément à ses termes.

6.3

Strateco aura, à la Date de Clôture, obtenu toutes les autorisations requises aux fins de l'exécution de la présente convention.

6.4

Strateco possède tous les permis, enregistrements et autorisations et autres droits requis à l'égard des Propriétés et des activités minières s’y déroulant et Strateco n'est pas en défaut aux termes de ceux-ci.

6.5

Strateco ne fait l'objet d’aucune poursuite ou de procédure judiciaire ou administrative dont la conclusion pourrait avoir un effet défavorable important sur les Propriétés.

6.6

Strateco possède, à la date des présentes, un titre bon, valable et négociable sur les Propriétés, libre de toute priorité, hypothèque ou autre sûreté.

6.7

L'Annexe B contient une liste complète et exacte de tous les droits de mine (claims miniers) en vertu desquels sont détenus les Propriétés.

6.8

À l'exception des dérogations qui n'entraîne aucune conséquence ou responsabilité défavorable importante à l'égard des Propriétés, les activités minières conduites sur les Propriétés le sont en conformité avec les lois, règlements, ordres et décrets des autorités fédérales, provinciales ou municipales relatifs à l'environnement.

6.9

Strateco est résident du Canada au sens de la Loi de l'impôt sur le revenu (Canada) et de la Loi sur les impôts (Québec).

7.

Représentations et garanties de Cadiscor

Cadiscor représente et garantit ce qui suit à Strateco et reconnaît que chacune des représentations et garanties qui suivent constituent pour Strateco une condition essentielle de la présente convention.

7.1

Cadiscor est une société dûment constituée et organisée en vertu de la Loi canadienne sur les sociétés par actions; Cadiscor a le pouvoir de conclure la présente convention, laquelle a été dûment autorisée et constitue une obligation légale et valide de Cadiscor, exécutoire conformément à ses termes.

7.2

Cadiscor est résident du Canada au sens de la Loi de l'impôt sur le revenu (Canada) et de la Loi sur les impôts (Québec).

8.

Survie des représentations et garanties

Les représentations et garanties énoncées aux présentes continueront d'avoir plein effet pour le bénéfice de Cadiscor pour une période de un an à compter de la date de la présente convention, sauf (i) pour les représentations et garanties relativement aux taxes et aux impôts qui continueront d'avoir plein effet jusqu'à l'expiration des délais de prescription prévus des lois applicables et (ii) pour les cas de fraudes et les représentations en matière d'environnement, auquel cas aucune limite de temps n'est applicable.

9.

Autres engagements

Cadiscor et Strateco conviennent de plus ce qui suit :

9.1

À compter de la date des présentes et jusqu'à la Date de Clôture, Strateco s'engage à conduire les affaires reliées aux Propriétés dans le cours normal des affaires et à ne conclure aucun contrat ou engagement en relation avec les Propriétés sauf pour en assurer la conservation.

9.2

Strateco mettra à la disposition de Cadiscor et de ses administrateurs, officiers, vérificateurs, conseillers et autres représentants autorisés, tous les documents faisant foi des titres, contrats et ententes et tous les autres documents (y compris tout rapport géologique, banque de données et autre document de ce genre) en sa possession ou sous son contrôle reliés aux Propriétés, étant entendu que ces documents deviendront la propriété exclusive de Cadiscor à la Date de Clôture.

9.3

À compter de la date d'acceptation de la présente, Strateco doit donner accès à Cadiscor à tous les livres et registres comptables, listes de fournisseurs et de clients ainsi que tous les autres documents, dossiers, registres et autres informations financières reliés aux Propriétés dont Strateco aura la possession et qui peuvent être raisonnablement requis par Cadiscor, étant entendu que ces documents deviendront la propriété de Cadiscor à la Date de Clôture.

9.4

Les parties conviennent de prendre les mesures nécessaires de manière à minimiser les impacts fiscaux pour chacune des parties résultant de la transaction visée par la présente offre.

10.

Ajustement

Le cas échéant, tous les ajustements relatifs aux frais et dépenses payés d'avance, tels que les assurances, taxes foncières et autres seront effectués à la Date de Clôture.

11.

Transfert des titres miniers

À la Date de Clôture, Strateco devra avoir signé avec Cadiscor les diverses conventions aux fins de transférer au nom de Cadiscor les droits de mine décrits à l'Annexe B.

12.

Risques de pertes

Les risques de pertes ou dommages relativement aux biens visés par les Propriétés sont à la charge de Strateco jusqu'à la Date de Clôture après quoi ils seront à la charge de Cadiscor.

13.

Indemnisation

13.1

Strateco convient d'indemniser Cadiscor et de la tenir à couvert de tout frais, perte, réclamation, demande, poursuite, dommage ou responsabilité, absolu ou conditionnel, direct ou indirect, (incluant honoraires, intérêts et frais) que Cadiscor pourrait encourir ou subir en raison de toute inexécution d'une obligation de Strateco aux termes de la présente convention ou de l'inexactitude de toute représentation ou garantie contenue à la présente convention.

13.2

Cadiscor doit, dans les meilleurs délais à compter de sa connaissance d'un dommage, aviser Strateco par écrit.  Tel avis doit comprendre suffisamment de détails en ce qui a trait à la nature de la réclamation.  Strateco bénéficiera alors d'un délai de trente jours à compter de la réception de cet avis pour remédier au défaut reproché.

13.3

Cadiscor a le droit en tout temps, à ses frais, de contester personnellement ou au nom de Strateco toute dette, responsabilité, contrat ou engagement pour lequel Cadiscor peut être responsable en vertu de la présente convention.  Strateco  fournira à Cadiscor son assistance dans toute procédure légale reliée à ces dettes, responsabilités, contrats ou engagements jusqu’à la date de clôture.

13.4

Dans le cas où Strateco serait appelée à indemniser Cadiscor en raison du bien fondé d'un dommage conformément aux présentes, Strateco convient dès à présent de rembourser Cadiscor sur demande le montant de telle réclamation avec intérêt au taux de base au principal banquier de Cadiscor plus 2 % et ce depuis la date où Cadiscor a subi le dommage.  Le paiement mentionné aux présentes devra être fait dans les dix (10) jours de la demande jusqu’à la date de clôture.

14.

Divers

14.1

La transmission de tout avis ou document requis aux termes des présentes est valablement effectuée par la livraison dudit avis ou document à son destinataire, soit personnellement soit par courrier sous pli recommandé et affranchi, soit par télécopieur à l'adresse ci-après mentionnée.

quant à Cadiscor  :

Ressources Cadiscor Inc.
1225, rue Gay-Lussac
Boucherville (Québec)
J4B 7K1

Compétence du président

Télécopieur no. :

(450) 641-1601

quant à Strateco  :

Ressources Strateco Inc.
1225, rue Gay-Lussac
Boucherville (Québec)
J4B 7K1

Compétence du président

Télécopieur no. :

(450) 641-1601

ou à toute autre adresse indiquée de temps à autre par une partie à l'autre partie.  Tout avis envoyé à une partie conformément au présent paragraphe est réputé avoir été donné et reçu la journée de sa réception à cette adresse lorsque livré personnellement.  Tout avis posté tel que prévu aux présentes est présumé avoir été reçu le troisième jour ouvrable suivant la date de sa mise à la poste.  Tout avis transmis par télécopieur est réputé avoir été donné et reçu le premier jour ouvrable après sa transmission.

14.2

Chacun de Cadiscor et de Strateco représente et garantit à l'autre que les négociations relatives à la présente convention ont été conclues sans l'intervention de toute personne, courtier ou autre et qu’aucune commission ou rémunération n’est payable à quelque personne.

14.3

La présente convention constitue une reproduction fidèle, complète et entière de l’entente intervenue entre les parties et en conséquence elle annule toutes ententes, discussions et négociations qui ont précédé sa signature. Tout amendement à la présente convention doit être consigné au moyen d'un écrit signé par les parties.

14.4

Les droits d’une partie aux termes de la présente convention ne peuvent être cédés sans le consentement préalable écrit de l'autre partie.

15.

Clôture de l'offre

15.1

La présente offre peut être acceptée en tout temps avant 17 h (heure de Montréal) le 19 mai 2006 à moins qu’elle ne soit prolongée ou retirée par écrit par Cadiscor avant son acceptation.

15.2

Cette offre, lorsque acceptée, obligera et engagera les parties à compter de la date de l'acceptation par Strateco.

ET NOUS AVONS SIGNÉ :

Accepté ce 19e jour de mai 2006.

[MTL_LAW\985685\2]

ANNEXE B

A — PROPRIÉTÉ DISCOVERY

La Propriété Discovery est constituée de cent vingt-quatre (124) claims miniers situés dans les cantons Desjardins et Bruneau à environ 45 kilomètres au nord-ouest de Lebel-sur-Quévillon, province de Québec.

	Record number	Area	Expiry Date	Township
		(ha)

1	1118056	41.12	February 6, 2007	Bruneau
2	1118057	43.55	February 6, 2007	Bruneau
3	1118058	42.47	February 6, 2007	Bruneau
4	1118059	42.02	February 6, 2007	Bruneau
5	1118060	42.36	February 6, 2007	Bruneau
6	1118061	41.62	February 6, 2007	Bruneau
7	1118062	44.17	February 6, 2007	Bruneau
8	1118063	39.96	February 6, 2007	Bruneau
9	1118064	42.80	February 6, 2007	Bruneau
10	1118065	42.02	February 6, 2007	Bruneau
11	1118066	40.82	February 6, 2007	Bruneau
12	1118067	44.52	February 6, 2007	Bruneau
13	1118068	42.94	February 6, 2007	Bruneau
14	1118069	39.45	February 6, 2007	Bruneau
15	1118070	41.22	February 6, 2007	Bruneau
16	1118071	33.71	February 6, 2007	Bruneau
17	1118072	40.50	February 6, 2007	Bruneau
18	1118073	43.88	February 6, 2007	Bruneau
19	1118074	43.17	February 6, 2007	Bruneau
20	1118075	41.93	February 6, 2007	Bruneau
21	1118076	42.95	February 6, 2007	Bruneau
22	1118077	42.03	February 6, 2007	Bruneau
23	1118078	44.15	February 6, 2007	Bruneau
24	1118079	39.98	February 6, 2007	Bruneau
25	1118080	42.96	February 6, 2007	Bruneau
26	1118081	41.89	February 6, 2007	Bruneau
27	1118082	40.95	February 6, 2007	Bruneau
28	1118083	45.66	February 6, 2007	Bruneau
29	4134791	40.0	May 16, 2007	Bruneau
30	4134792	40.0	May 16, 2007	Bruneau
31	4134801	40.0	May 16, 2007	Bruneau
32	4134802	40.0	May 16, 2007	Bruneau
33	4150601	40.0	May 16, 2007	Bruneau
34	4150602	40.0	May 16, 2007	Bruneau
35	4151942	40.0	May 16, 2007	Bruneau
36	4151951	40.0	May 16, 2007	Bruneau
37	4152381	40.0	May 16, 2007	Bruneau
38	4152382	40.0	May 16, 2007	Bruneau
39	4152391	40.0	May 16, 2007	Bruneau
40	4152392	40.0	May 16, 2007	Bruneau
41	4152401	40.0	May 16, 2007	Bruneau
42	4152402	40.0	May 16, 2007	Bruneau
43	4358661	40	December 16, 2006	Bruneau
44	4358671	40.47	December 17, 2006	Bruneau
45	4358672	41.63	December 17, 2006	Bruneau
46	4358673	34.08	December 17, 2006	Bruneau
47	4394511	16	December 13, 2006	Desjardins
48	4394512	16	December 13, 2006	Desjardins
49	4394513	16	December 13, 2006	Desjardins
50	4394514	16	December 13, 2006	Desjardins
51	4394515	16	December 13, 2006	Desjardins
52	4394521	40	December 14, 2006	Bruneau
53	4394522	32	December 14, 2006	Bruneau
54	4394531	16	December 15, 2006	Desjardins
55	4394532	16	December 15, 2006	Desjardins
56	4394533	16	December 15, 2006	Desjardins
57	4394534	16	December 15, 2006	Desjardins
58	4394535	16	December 15, 2006	Desjardins
59	4394541	16	December 16, 2006	Desjardins
60	4394542	16	December 16, 2006	Desjardins
61	4394543	16	December 16, 2006	Desjardins
62	4394544	16	December 16, 2006	Desjardins
63	4394545	16	December 16, 2006	Desjardins
64	4394551	16	December 15, 2006	Desjardins
65	4394552	16	December 15, 2006	Desjardins
66	4394553	16	December 15, 2006	Desjardins
67	4394554	16	December 15, 2006	Desjardins
68	4394555	16	December 15, 2006	Desjardins
69	4394561	16	December 16, 2006	Desjardins
70	4394562	16	December 16, 2006	Desjardins
71	4394563	16	December 16, 2006	Desjardins
72	4394564	16	December 16, 2006	Desjardins
73	4394565	16	December 16, 2006	Desjardins
74	4394571	16	December 15, 2006	Desjardins
75	4394572	16	December 15, 2006	Desjardins
76	4394573	16	December 15, 2006	Desjardins
77	4394574	16	December 15, 2006	Desjardins
78	4394575	16	December 15, 2006	Desjardins
79	4394581	16	December 16, 2006	Desjardins
80	4394582	16	December 16, 2006	Desjardins
81	4394583	16	December 16, 2006	Desjardins
82	4394584	16	December 16, 2006	Desjardins
83	4394585	16	December 16, 2006	Desjardins
84	4484451	7.8	October 12,2007	Desjardins
85	4484452	5.80	October 12,2007	Desjardins
86	4484453	4.80	October 12,2007	Desjardins
87	4484454	1.40	October 16,2007	Desjardins
88	4568961	40.00	January,18,2007	Bruneau
89	4568962	40.00	January,18,2007	Bruneau
90	4568963	40.00	January,18,2007	Bruneau
91	4568991	40.00	January,18,2007	Bruneau
92	4568992	40.00	January,18,2007	Bruneau
93	4568993	40.00	January,19,2007	Bruneau
94	4569011	40.00	January,19,2007	Bruneau
95	4569012	40.00	January,19,2007	Bruneau
96	4569021	40.00	January,19,2007	Bruneau
97	4569022	42.30	January,20,2007	Bruneau
98	5268116	16	August 6, 2007	Desjardins
99	5268117	16	August 6, 2007	Desjardins
100	5268118	16	August 6, 2007	Desjardins
101	5268119	16	August 6, 2007	Desjardins
102	5268120	16	August 6, 2007	Desjardins
103	5268121	16	August 6, 2007	Desjardins
104	5268122	16	August 6, 2007	Desjardins
105	5268123	16	August 6, 2007	Desjardins
106	5268124	16	August 6, 2007	Desjardins
107	5268125	16	August 6, 2007	Desjardins
108	5268126	16	August 6, 2007	Desjardins
109	5268127	16	August 6, 2007	Desjardins
110	5268128	16	August 6, 2007	Desjardins
111	5268129	16	August 6, 2007	Desjardins
112	5268130	16	August 6, 2007	Desjardins
113	5268131	16	August 6, 2007	Desjardins
114	5268132	16	August 6, 2007	Desjardins
115	5268133	16	August 6, 2007	Desjardins
116	5268134	16	August 6, 2007	Desjardins
117	5268135	16	August 6, 2007	Desjardins
118	5268136	16	August 6, 2007	Desjardins
119	5268137	16	August 6, 2007	Desjardins
120	5268138	16	August 6, 2007	Desjardins
121	5268139	16	August 6, 2007	Desjardins
122	5268140	16	August 6, 2007	Desjardins
123	5268141	10	August 6, 2007	Desjardins
124	5268142	16	August 6, 2007	Desjardins

[MTL_LAW\985685\2]

B----PROPRIÉTÉ MONTBRAY

La propriété Montbray est constituée de 28 claims couvrant une superficie de 1 120 hectares et est située 30 kilomètres au nord-ouest de la ville de Rouyn-Noranda, dans le nord-ouest du Québec.

	Claim	Superficie (hectares)	Date d'expiration JJMMAA	Cantons

1	5101037	40,00	110507	Montbray
2	5101071	40,00	110507	Montbray
3	5101072	40,00	110507	Montbray
4	5101073	40,00	110507	Montbray
5	5121871	40,00	210408	Montbray
6	6121872	40,00	210408	Montbray
7	5121873	40,00	210408	Montbray
8	5121874	40,00	210408	Montbray
9	5121875	40,00	210408	Montbray
10	5121876	40,00	210408	Montbray
11	5121877	40,00	210408	Montbray
12	5121878	40,00	210408	Montbray
13	5121879	40,00	210408	Montbray
14	5138774	40,00	110507	Montbray
15	5138778	40,00	110507	Montbray
16	5138779	40,00	110507	Montbray
17	5151408	40,00	60907	Montbray
18	5151409	40,00	60907	Montbray
19	5151410	40,00	60907	Montbray
20	5151411	40,00	60907	Montbray
21	5151412	40,00	60907	Montbray

PROPRIÉTÉ MONTBRAY (continuée)

22	5163751	40,00	200606	Montbray
23	5163752	40,00	200606	Montbray
24	5163753	40,00	200606	Montbray
25	5163754	40,00	200606	Montbray
26	5163755	40,00	200606	Montbray
27	5163766	40,00	200606	Montbray
28	5163757	40,00	200606	Montbray
Total hectares		1120,00

[MTL_LAW\985685\2]